EXHIBIT 23.01

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Brooke Corporation, Inc. for the years ended December 31, 2000 and 1999 of our report dated March 2, 2001 insofar as such report relate to the financial statements and schedules of Brooke Corporation for the years ended December 31, 2000 and 1999.



/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered


Summers, Spencer & Cavanaugh, CPAs, Chartered
March 29th, 2001